SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549


                                   FORM 8-K


                                Current Report

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 20, 2003


                                  ACE LIMITED
            (Exact name of registrant as specified in its charter)


        Cayman Islands            1-11778                 98-0091805
(State or other jurisdiction   (Commission    (I.R.S. Employer of Incorporation)
                                File Number)         Identification No.)


         ACE Global Headquarters
           17 Woodbourne Avenue
             Hamilton, Bermuda                                 HM 08
     (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (441) 295-5200


                                Not Applicable
         (Former name or former address, if changed since last report)



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Item 5.  Other Information

       On June 20, 2003 ACE Limited's Board of Directors elected Evan Greenberg to the position of President and Chief Operating Officer of ACE Limited. Mr. Greenberg will continue to head ACE Global Reinsurance and ACE Overseas General, and will also take responsibility for day-to-day operations of ACE Limited, the parent company. His new duties include supervision of all ACE Limited administration functions and learning and development.

         Dominic Frederico will become Vice Chairman of ACE Limited, with continued responsibility for ACE's North American operations, which include ACE USA, ACE Westchester Specialty Group and ACE Bermuda, as well as for all of ACE's financial lines of business.



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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 23, 2003                       ACE LIMITED

                                           By:  /s/ Robert Blee
                                                -----------------------
                                                Robert Blee
                                                Chief Accounting Officer